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                                                                       Exhibit 2
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          AMERICAN GENERAL CORPORATION,

                             TEXAS STARS CORPORATION

                                       AND

                               USLIFE CORPORATION


                          DATED AS OF FEBRUARY 12, 1997

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER

Section 1.        The Merger..................................................1
Section 2.        Closing.....................................................2
Section 3.        Effective Time of the Merger................................2
Section 4.        Directors and Officers of the Surviving Corporation.........2

                                   ARTICLE II

                              SHAREHOLDER APPROVAL

Section 1.        Shareholder Meetings........................................2
Section 2.        Proxy Statement/Prospectus; Registration Statement..........3
Section 3.        No False or Misleading Statements...........................4

                                   ARTICLE III

                      CONVERSION AND EXCHANGE OF SECURITIES

Section 1.        Conversion of Shares........................................5
Section 2.        Fractional Interests........................................6
Section 3.        Dissenting Shares...........................................6
Section 4.        Exchange of Certificates....................................7
Section 5.        No Liability................................................9

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF AMERICAN GENERAL
                           CORPORATION AND MERGER SUB

Section 1.        Organization................................................9
Section 2.        Capitalization.............................................10
Section 3.        Merger Sub and American General Corporation Subsidiaries...11
Section 4.        Authority Relative to this Agreement.......................12
Section 5.        Consents and Approvals; No Violations......................13
Section 6.        American General Corporation SEC Reports...................14


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Section 7.        Statutory Financial Statements............................15
Section 8.        Absence of Certain Changes................................15
Section 9.        Litigation................................................16
Section 10.       Absence of Undisclosed Liabilities........................16
Section 11.       No Default................................................16
Section 12.       Taxes.....................................................17
Section 13.       Title to Property.........................................18
Section 14.       Insurance Practices; Permit and Insurance Licenses........19
Section 15.       Regulatory Filings........................................20
Section 16.       Investments...............................................20
Section 17.       Reserves..................................................21
Section 18.       Ownership of Company Common Stock.........................21
Section 19.       Information in Proxy Statement/Prospectus and
                    Registration Statement..................................21
Section 20.       Brokers...................................................22
Section 21.       Employee Benefit Plans; ERISA.............................22
Section 22.       Labor Relations; Employees................................25
Section 23.       Environmental Matters.....................................25
Section 24.       Related Party Transactions................................25
Section 25.       Opinion of Financial Advisor..............................26
Section 26.       Derivatives...............................................26
Section 27.       Contracts.................................................26
Section 28.       Intellectual Property.....................................28
Section 29.       Investment Advisor; Investment Company....................28
Section 30.       Disclosure................................................28
Section 31.       Investigation by American General Corporation.............29
Section 32.       Pooling of Interests......................................29

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 1.        Organization..............................................29
Section 2.        Capitalization............................................30
Section 3.        Company Subsidiaries......................................30
Section 4.        Authority Relative to this Agreement......................32
Section 5.        Consents and Approvals: No Violations.....................32
Section 6.        Company SEC Reports.......................................33
Section 7.        Statutory Financial Statements............................34
Section 8.        Absence of Certain Changes................................34

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Section 9.        Litigation................................................34
Section 10.       Absence of Undisclosed Liabilities; Actuarial Appraisal...35
Section 11.       No Default................................................35
Section 12.       Taxes.....................................................36
Section 13.       Title to Property.........................................36
Section 14.       Insurance Practices; Permits and Insurance Licenses.......37
Section 15.       Regulatory Filings........................................38
Section 16.       Investments...............................................38
Section 17.       Reserves..................................................39
Section 18.       Repurchases of Company Common Stock.......................39
Section 19.       Information in Proxy Statement/Prospectus and
                      Registration Statement................................39
Section 20.       Brokers...................................................40
Section 21.       Employee Benefit Plans; ERISA.............................40
Section 22.       Labor Relations; Employees................................42
Section 23.       Environmental Matters.....................................43
Section 24.       Related Party Transactions................................43
Section 25.       Opinion of Financial Advisor..............................43
Section 26.       Derivatives...............................................43
Section 27.       Contracts.................................................44
Section 28.       Intellectual Property.....................................45
Section 29.       Investment Advisor; Investment Company....................45
Section 30.       Disclosure................................................46
Section 31.       Investigation by the Company..............................46
Section 32.       Pooling of Interests......................................46

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 1.        Conduct of Business by the Company Pending the Merger.....46
Section 2.        Conduct of Business by American General Corporation
                      Pending the Merger....................................49
Section 3.        Amendment to Rights Plan..................................52
Section 4.        Redemption of Company Preferred Stock.....................53

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                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

Section 1.        Access and Information...................................53
Section 2.        Acquisition Proposals....................................53
Section 3.        Fiduciary Duties.........................................54
Section 4.        Filings; Other Action....................................55
Section 5.        Public Announcements.....................................56
Section 6.        Employee Benefits........................................56
Section 7.        Stock Exchange Listing...................................56
Section 8.        Surviving Corporation Directors..........................56
Section 9.        Employee Stock Options...................................57
Section 10.       Company Indemnification Provision........................57
Section 11.       Comfort Letters..........................................57
Section 12.       Tax Matters; Pooling of Interests........................58
Section 13.       Intercompany Dividends...................................58
Section 14.       Affiliates...............................................59
Section 15.       Additional Matters.......................................59

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

Section 1.        Conditions to Each Party's Obligation to Effect the
                        Merger.............................................59
Section 2.        Conditions to Obligation of the Company to Effect the
                        Merger.............................................61
Section 3.        Conditions to Obligations of American General
                        Corporation and Merger Sub to Effect the Merger....62

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

Section 1.        Termination by Mutual Consent............................63
Section 2.        Termination by Either American General Corporation
                        or the Company.....................................63
Section 3.        Termination by American General Corporation..............64
Section 4.        Termination by the Company...............................64


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Section 5.        Effect of Termination and Abandonment......................64

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 1.        Survival of Representations, Warranties and Agreements.....65
Section 2.        Notices....................................................65
Section 3.        Descriptive Headings.......................................66
Section 4.        Entire Agreement; Assignment...............................66
Section 5.        Governing Law..............................................67
Section 6.        Expenses...................................................67
Section 7.        Amendment..................................................68
Section 8.        Waiver.....................................................68
Section 9.        Counterparts; Effectiveness................................68
Section 10.       Severability; Validity; Parties in Interest................68
Section 11.       Enforcement of Agreement...................................68
Section 12.       Definition of "knowledge" of the Company and of
                    American General Corporation.............................69


EXHIBIT A         CERTIFICATE OF INCORPORATION OF TEXAS STARS
                  CORPORATION..............................................A-1

EXHIBIT B         BYLAWS OF MERGER SUB.....................................B-1

EXHIBIT C-1       FORM OF COMPANY AFFILIATE AGREEMENT......................C-1-1

EXHIBIT C-2       FORM OF AMERICAN GENERAL CORPORATION AFFILIATE
                  AGREEMENT................................................C-2-1

EXHIBIT D         EMPLOYEE BENEFITS MATTERS................................D-1



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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of February 12, 1997, by and among AMERICAN GENERAL CORPORATION, a Texas corporation ("American General Corporation"), TEXAS STARS CORPORATION, a New York corporation and a wholly-owned subsidiary of American General Corporation ("Merger Sub"), and USLIFE CORPORATION, a New York corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of American General Corporation, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger"); and

                  WHEREAS, American General Corporation, Merger Sub and the Company intend that the Merger qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and qualify for pooling-of-interest accounting treatment.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3 hereof), Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the New York Business Corporation Law (the "NYBCL") and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and all the properties, rights, privileges, immunities, powers and purposes of the Company and of Merger Sub shall vest in the Surviving Corporation, and all liabilities, obligations and penalties of Merger Sub and the Company shall become the liabilities, obligations and penalties of the Surviving Corporation, and the Merger shall have the other effects set forth in the NYBCL. Pursuant to the Merger, (a) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended
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as provided by law and such Certificate of Incorporation and (b) the Bylaws of
Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, such Bylaws and the Certificate of Incorporation of the Surviving Corporation.

                  Section 2. Closing. The Company shall as promptly as practicable notify American General Corporation, and American General Corporation and Merger Sub shall as promptly as practicable notify the Company, when the conditions to such party's or parties' obligation to effect the Merger contained in Article VIII have been satisfied. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, at 10:00 a.m., New York time, on the sixth business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing on April 30, 1997, or as soon as practicable thereafter.

                  Section 3. Effective Time of the Merger. The Merger shall become effective when an appropriate Certificate of Merger is executed, verified and delivered to the Department of State of the State of New York as provided by the NYBCL, or at such later time as the parties hereto shall have designated in such Certificate of Merger as the effective time of the Merger (the "Effective Time"), which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.2 hereof.

                  Section 4. Directors and Officers of the Surviving Corporation. Prior to the Effective Time, American General Corporation and the Company shall mutually agree on the composition of the Board of Directors and the officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE II

                              SHAREHOLDER APPROVAL

                  Section 1. Shareholder Meetings. In order to consummate the Merger, (i) the Company, acting through its Board of Directors and subject to
Section 7.3, shall, in accordance with applicable law, its Certificate of Incorporation and its By-Laws, duly call,





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give notice of, convene and hold a special meeting of its shareholders (the
"Company Special Meeting"), and (ii) American General Corporation, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "American General Corporation Special Meeting" and, together with the Company Special Meeting, the "Special Meetings"), in each case as soon as practicable after the Registration Statement (as hereinafter defined) is declared effective (the date on which such Company Special Meeting is held, the "Company Meeting Date", and the date on which such American General Corporation Special Meeting is held, the "American General Corporation Meeting Date"), for the purpose of (A) in the case of the Company Special Meeting, voting upon the adoption of this Agreement and (B) in the case of the American General Corporation Special Meeting, authorizing the issuance of the Shares (as hereinafter defined) as Merger Consideration (as hereinafter defined). Each of the Company (subject to Section 7.3) and American General Corporation shall include in the Proxy Statement/Prospectus (as hereinafter defined) the recommendation of its respective Board of Directors that its respective shareholders vote (i) in the case of the Company, in favor of the approval of the Merger and the adoption of this Agreement, and (ii) in the case of American General Corporation, in favor of the issuance of the Shares as Merger Consideration.

                  Section 2. Proxy Statement/Prospectus; Registration Statement. In connection with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's and American General Corporation's shareholders, the Company and American General Corporation shall as promptly as practicable prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary joint proxy statement relating to the Merger and this Agreement and use reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus (as hereinafter defined). The Company and American General Corporation shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to their respective shareholders at the earliest practicable date. Such definitive proxy statement shall also constitute a prospectus of American General Corporation with respect to the American General Corporation Common Stock (as hereinafter defined) to be issued in the Merger (such proxy statement and prospectus are referred to herein as the "Proxy Statement/Prospectus"), which prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering the American General Corporation Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). American General Corporation shall as promptly as practicable prepare and file with the SEC the Registration Statement. American General Corporation, after consultation with the Company, shall respond as promptly as practicable to any comments made by the SEC with respect to the Registration Statement, and shall use



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reasonable best efforts to have the Registration Statement declared effective by the SEC. American General Corporation shall also take any action required to be taken under applicable state securities laws in connection with the issuance of American General Corporation Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock (as hereinafter defined) as may be reasonably requested by American
General Corporation in connection with such action.

                  Section 3. No False or Misleading Statements. The information provided and to be provided by each of American General Corporation and the Company specifically for use in the Registration Statement and the Proxy Statement/Prospectus shall not, with respect to the information supplied by such party, in the case of the Registration Statement, on the date the Registration Statement becomes effective and, in the case of the Proxy Statement/Prospectus, on the date upon which the Proxy Statement/Prospectus is mailed to the shareholders of the Company and American General Corporation or on the date upon which approval of the Merger by the shareholders of the Company and of American General Corporation is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of American General Corporation and the Company agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the shareholders of the Company and of American General Corporation to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable law.




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                                   ARTICLE III

                      CONVERSION AND EXCHANGE OF SECURITIES

                  Section 1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

                  (a) Each share of Common Stock , par value $1.00 per share, of the Company (the "Company Common Stock" and the shares of such Common Stock, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 3.1(c) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of American General Corporation (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of July 27, 1989, between Purchaser and Texas Commerce Bank, as Rights Agent, as amended by the First Amendment Rights Agreement, dated as of October 26, 1992, between Purchaser and the First Chicago Trust Company of New York, as Rights Agent, as such amended agreement may be amended from time to time, the "American General Corporation Common Stock"), par value $0.50 per share (the "Merger Consideration"), calculated by dividing (x) $49.00 by (y) the Average American General Price (as hereinafter defined), rounded to four decimal places (such fraction being referred to herein as the "Exchange Ratio"). As used herein, the "Average American General Price" shall mean the average of the high and low sales prices, regular way, per share of American General Corporation Common Stock as reported in The Wall Street Journal during the ten consecutive New York Stock Exchange ("NYSE") trading days (each, a "Trading Day") ending on (and including) the fifth Trading Day prior to the Effective Time (the "Trading Average"); provided, however, that if the Trading Average is less than $37.8750, then the Average American General Price shall be $37.8750; and if the Trading Average is greater than $44.8750, then the Average American General Price shall be $44.8750. All Shares of Company Common Stock converted or exchanged into Merger Consideration shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Shares of Company Common Stock shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.4, only the Merger Consideration. The holders of such certificates previously evidencing such Shares of Company Common Stock outstanding immediately prior




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         to the Effective Time shall cease to have any rights with respect to such Shares of Company Common Stock except as otherwise provided herein or by law.

                  (b) Each share of Common Stock of Merger Sub, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of American General Corporation, be converted into one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

                  (c) All Shares of Company Common Stock that are owned by the Company as treasury stock and (except for shares held in a separate account or mutual fund managed by a American General Corporation Subsidiary or a pension trust established for the benefit of American General Corporation retirees) any Shares of Company Common Stock owned by American General Corporation or Merger Sub or any other direct or indirect wholly owned American General Corporation Subsidiary (as defined in Section 4.3(b) hereof) shall, at the Effective Time, be canceled and retired and shall cease to exist and no American General Corporation Common Stock or other consideration shall be delivered in exchange therefor.

                  (d) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration for each Share held by them.

                  Section 2. Fractional Interests. No certificates or scrip representing fractional shares of American General Corporation Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights as a shareholder of American General Corporation. In lieu of a fractional interest in a share of American General Corporation Common Stock, each holder of a Share or Shares of Company Common Stock exchanged pursuant to Section 3.4 who would otherwise have been entitled to receive a fraction of a share of American General Corporation Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the Average American General Price.

                  Section 3. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no Share of Company Common Stock outstanding immediately prior to the Effective Time, the holder of which shall have complied with the provisions of Sections 623 and 910 of the NYBCL as to dissenter's rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration



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hereunder, and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Sections 623 and 910 of the NYBCL; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the NYBCL, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Sections 623 and 910, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Sections 623 and 910, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Sections 623 and 910, and each such Share shall not be considered a Dissenting Share but shall thereupon be converted into the Merger Consideration. The Company shall give American General Corporation (X) prompt notice of any written demands for appraisal of any Company Common Stock, attempted withdrawals of such demands, and any other instruments received by the Company relating to shareholders' rights of appraisal and (Y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the NYBCL. The Company shall not, except with the prior written consent of American General Corporation, voluntarily make any payment with respect to any demands for appraisals of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                  Section 4.        Exchange of Certificates.

                  (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five business days prior to the mailing of the Proxy Statement/Prospectus to holders of Company Common Stock, American General Corporation shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to American General Corporation and the Company) to act as exchange agent (the "Exchange Agent") in effecting the exchange of certificates that, prior to the Effective Time, represented Shares of Company Common Stock (the "Certificates") for the Merger Consideration pursuant to Section 3.1(a) hereof (and cash in lieu of fractional interests in accordance with Section 3.2). Upon the surrender of each such Certificate representing Shares of Company Common Stock, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented Shares of Company Common Stock (other than Shares of Company Common Stock to be cancelled in accordance with Section 3.1(c)) shall



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
         represent solely the right to receive Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2). No interest shall be paid or accrued on Merger Consideration.

                  (b) As of the Effective Time, American General Corporation shall deposit or cause to be deposited in trust with the Exchange Agent, for the benefit of the holders of Shares of Company Common Stock, for exchange in accordance with this Article III, the Merger Consideration.

                  (c) As promptly as practicable following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all shares of American General Corporation Common Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2), without any interest thereon.

                  (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares of Company Common Stock. If, after the Effective Time, Certificates formerly representing Shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2) without any interest thereon, as provided in this Article III.

                  (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of American General Corporation Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of American General Corporation Common Stock such holder is entitled to receive, and no cash payment in lieu of fractional interests shall be paid pursuant to Section 3.2, in each case, until the holder of such Certificate shall surrender such Certificate, in accordance with the provisions of this Agreement.




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
                  (f) The Exchange Agent or American General Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent, American General Corporation or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provision of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

                  Section 5. No Liability. Neither American General Corporation, the Company nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by American General Corporation, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2), without any interest or other payments thereon, upon due surrender and delivery of such affidavit pursuant to this Agreement.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF AMERICAN GENERAL
                           CORPORATION AND MERGER SUB

                  Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "American General Corporation Disclosure Letter"), American General Corporation represents and warrants to the Company as follows:

                  Section 1. Organization. Each of American General Corporation and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and New York, respectively, with the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties




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
and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of American General Corporation and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of American General Corporation, Merger Sub and the American General Corporation Subsidiaries (as hereinafter defined), taken as a whole (a "American General Corporation Material Adverse Effect").

                  Section 2. Capitalization. As of December 31, 1996: (i) the authorized capital stock of American General Corporation consisted of 300,000,000 shares of American General Corporation Common Stock and 60,000,000 shares of Preferred Stock, par value $1.50 per share of American General Corporation ("American General Corporation Preferred Stock"), (ii) 203,090,677 shares of American General Corporation Common Stock, and 2,317,701 shares of American General Corporation Preferred Stock (all of which are shares in the series designated 7% Convertible Preferred Stock), were issued and outstanding and (iii) stock options to acquire 2,933,184 shares of American General Corporation Common Stock (the "American General Corporation Stock Options") were outstanding under all stock option plans of American General Corporation. All the issued and outstanding shares of capital stock of American General Corporation are validly issued, fully paid and nonassessable and free of preemptive rights. All the shares of American General Corporation Common Stock reserved for issuance in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Since December 31, 1996 to the date hereof, no shares of American General Corporation's capital stock have been issued, except American General Corporation Common Stock issued pursuant to the exercise of American General Corporation Stock Options or upon conversion of shares of 7% Convertible Preferred Stock. Except for (i) American General Corporation Stock Options, (ii) 2,317,701 shares of 7% Convertible Preferred Stock of American General Corporation, (iii) 4,500,000 shares of 6% Convertible Monthly Income Preferred Securities, Series A, of American General Delaware, L.L.C. and (iv) the Series A Junior Participating Preferred Stock Purchase Rights attached to the American General Corporation Common Stock as of the date of this Agreement, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating American General Corporation to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. American General Corporation has delivered to the Company a complete and correct copy of the Rights Agreement, dated as of July 29, 1989, as amended and supplemented as of the date hereof

(the "American General Rights Agreement") relating to the Series A Junior Preferred Stock Purchase Rights issued thereunder.

                  Section 3. Merger Sub and American General Corporation Subsidiaries.

                  (a) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $.01 per share. As of the date hereof,100 shares of Common Stock of Merger Sub are issued and outstanding and are owned by American General Corporation.

                  (b) Each subsidiary of American General Corporation set forth on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 1995 of American General Corporation, other than Merger Sub (collectively the "American General Corporation Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a American General Corporation Material Adverse Effect. Each American General Corporation Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a American General Corporation Material Adverse Effect. Section 4.3(b) of the American General Corporation Disclosure Letter sets forth the name of each of the American General Corporation Subsidiaries that is as of the date hereof a significant subsidiary as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (collectively, the "American General Corporation Significant Subsidiaries") and the state or jurisdiction of its incorporation.

                  (c) Section 4.3(c) of the American General Corporation Disclosure Letter sets forth the name of each of the American General Corporation Significant Subsidiaries that is as of the date hereof an insurance company (collectively, the "American General Corporation Insurance Subsidiaries"). Except as set forth in the American General Corporation SEC Reports or in Section 4.3(c) of the American General Corporation Disclosure Letter, each of the American General Corporation Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized.

                  (d) Except as set forth in the American General Corporation SEC Reports or in Section 4.3(d) of the American General Corporation Disclosure Letter, American General Corporation is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of Merger Sub and of each of the American General Corporation Significant Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of Merger Sub or of any American General Corporation Significant Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of Merger Sub or of any American General Corporation Significant Subsidiary, and there are no contracts, commitments, understandings or arrangements by which American General Corporation or any American General Corporation Significant Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of Merger Sub or of any American General Corporation Significant Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in the American General Corporation SEC Reports or in Section 4.3(d) of the American General Corporation Disclosure Letter, all of such shares so owned by American General Corporation are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances (as hereinafter defined) securing obligations not reflected in the American General Corporation SEC Reports.

                  Section 4. Authority Relative to this Agreement. Each of American General Corporation and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by American General Corporation and Merger Sub and the consummation by American General Corporation and Merger Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of American General Corporation and Merger Sub, and by American General Corporation as the sole shareholder of Merger Sub by written consent, and, other than the approval of the issuance of the shares of American General Corporation Common Stock as Merger Consideration by the American General Corporation stockholders, no other corporate proceedings on the part of American General Corporation or Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of American General Corporation and Merger Sub and

(assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of each of American General Corporation and Merger Sub, enforceable against American General Corporation and Merger Sub in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

                  Section 5. Consents and Approvals; No Violations. Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, the rules of the NYSE, state or foreign laws relating to takeovers, state securities or blue sky laws, state insurance laws and the regulations promulgated thereunder and the filing of the Certificate of Merger as required by the NYBCL (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority (a "Government Entity") would not prevent or delay the consummation of the Merger, or otherwise prevent American General Corporation or Merger Sub from performing its respective obligations under this Agreement, and would not individually or in the aggregate have a American General Corporation Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by American General Corporation and Merger Sub and the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.5 of the American General Corporation Disclosure Letter, no material consent or approval of any other party is required to be obtained by American General Corporation or Merger Sub for the execution, delivery or performance of this Agreement, or the performance by American General Corporation or Merger Sub of the transactions contemplated hereby. Neither the execution, delivery or performance of this Agreement by American General Corporation or Merger Sub, nor the consummation by American General Corporation or Merger Sub of the transactions contemplated hereby, nor compliance by American General Corporation or Merger Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles or Certificate of Incorporation, as the case may be, or Bylaws of American General Corporation or Merger Sub or the Articles or Certificate of Incorporation, as the case may be, or Bylaws of any of the American General Corporation Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which American General Corporation, Merger Sub or any of the

American General Corporation Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to American General Corporation, Merger Sub, any American General Corporation Subsidiary or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance (as hereinafter defined) on any asset of American General Corporation, Merger Sub or any American General Corporation Subsidiary, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for American General Corporation, Merger Sub or any of the American General Corporation Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii),
(iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a American General Corporation Material Adverse Effect.

                  Section 6. American General Corporation SEC Reports. American General Corporation has delivered to the Company true and complete copies of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, Proxy Statement, Schedule 13D filed with respect to American General Corporation, Form S-4, and the prospectus included in any other registration statement as presently in effect and as last amended, pursuant to which American General Corporation has registered equity securities for sale in underwritten offerings (including any amendments thereto), filed by American General Corporation with the SEC since January 1, 1994 through the date hereof (collectively, the "American General Corporation SEC Reports"). As of the respective dates such American General Corporation SEC Reports were filed or, if any such American General Corporation SEC Reports were amended, as of the date such amendment was filed, each of the American General Corporation SEC Reports
(i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited and consolidated financial statements of American General Corporation (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and (ii) the unaudited consolidated interim financial statements of American General Corporation (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of American General Corporation and the American General Corporation Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                  Section 7. Statutory Financial Statements. The Annual Statements and Quarterly Statements of the American General Corporation Insurance Subsidiaries, as filed with the departments of insurance for all applicable domiciliary states for the years ended December 31, 1994 and December 31, 1995 (the "Annual Statutory Statements of American General Corporation") and the quarters ended March 31, June 30 and September 30, 1995, and March 31, June 30, and September 30, 1996 (collectively, the "Quarterly Statutory Statements of American General Corporation"), respectively, together with all exhibits and schedules thereto (all Annual Statutory Statements of American General Corporation and all Quarterly Statutory Statements of American General Corporation, together with all exhibits and schedules thereto, referred to in this Section 4.7 are hereinafter referred to as the "Statutory Financial Statements of American General Corporation"), have been prepared in accordance with the accounting practices prescribed or permitted by the departments of insurance for all applicable domiciliary states for purposes of financial reporting to the respective state's insurance regulators ("State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of American General Corporation present fairly in all material respects the financial position and the results of operations for the American General Corporation Insurance Subsidiaries as of the dates and for the periods therein in accordance with State Statutory Accounting Principles. American General Corporation has delivered to the Company true and complete copies of the Annual Statutory Statements of American General Corporation and the Quarterly Statutory Statements of American General Corporation.

                  Section 8. Absence of Certain Changes. Except as set forth in
Section 4.8 of the American General Corporation Disclosure Letter, since September 30, 1996, there has been no event or condition (other than (i) any event or condition resulting from general economic conditions (including without limitation changes in interest rates), (ii) any occurrence or condition affecting the life insurance, reinsurance and/or consumer finance industries generally (including without limitation any change or proposed change in insurance laws or regulations in any jurisdiction), or (iii) any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof, but excluding in the case of clauses (i) or (ii), any such event, condition or occurrence that has had, or is reasonably likely to have, a disproportionate effect on American General Corporation and the American General Corporation Subsidiaries, taken as a whole) which has had (or is reasonably likely to result in) a American General Corporation Material

Adverse Effect, and American General Corporation and the American General Corporation Significant Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate
Section 6.2 hereof.

                  Section 9. Litigation. Except as disclosed in Section 4.9 of the American General Corporation Disclosure Letter or the American General Corporation SEC Reports, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of American General Corporation, threatened against or affecting American General Corporation, Merger Sub or any of the American General Corporation Subsidiaries or any American General Corporation Plan, the outcome of which, in the reasonable judgment of American General Corporation, is likely individually or in the aggregate to have a American General Corporation Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against American General Corporation, Merger Sub or any of the American General Corporation Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future would be reasonably likely to have, a American General Corporation Material Adverse Effect.

                  Section 10. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in American General Corporation's financial statements (or reflected in the notes thereto) included in the American General Corporation SEC Reports or disclosed in Section
4.10 of the American General Corporation Disclosure Letter or which were incurred after September 30, 1996 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement or liabilities incurred in connection with acquisitions made after September 30, 1996, American General Corporation and the American General Corporation Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of American General Corporation.

                  Section 11. No Default. Except as set forth in the American General Corporation SEC Reports or Section 4.11 of the American General Corporation Disclosure Letter, neither American General Corporation, Merger Sub nor any of the American General Corporation Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which American General Corporation, Merger Sub or any of the American General Corporation Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to American General Corporation, Merger Sub or any of the American General Corporation Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for American General Corporation, Merger Sub or any of the American General Corporation Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a American General Corporation Material Adverse Effect.

                  Section 12. Taxes.

                  (a) Except as set forth in the American General Corporation SEC Reports or Section 4.12 of the American General Corporation Disclosure Letter:

                           (1) American General Corporation and the American
                  General Corporation Subsidiaries have (x) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all income Tax Returns (as hereinafter defined) and all other material Tax Returns required to be filed by them on or prior to the date hereof, and (y) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof;

                           (2) no federal, state, local or foreign audits or
                  other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the American General Corporation or any American General Corporation Subsidiary wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a American General Corporation Material Adverse Effect;

                           (3) the federal income Tax Returns of American
                  General Corporation and the American General Corporation Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1987, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid; and

                           (4) to the knowledge of American General Corporation,
                  no insurance contracts or insurance policies issued by American General Corporation or any American General Corporation Subsidiary fail to comply with the applicable provisions of Code Section 7702 where the failure to so comply, individually or in the aggregate, would reasonably be expected to have a American General Corporation Material Adverse Effect.

                  (b) "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

                  Section 13. Title to Property.

                  (a) Except as set forth in the American General Corporation SEC Reports or Section 4.13(a) of the American General Corporation Disclosure Letter, each of American General Corporation and American General Corporation Subsidiaries (i) has good and valid title to all the properties, assets and other rights used in its business that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a American General Corporation Material Adverse Effect, and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a American General Corporation Material Adverse Effect.

                  (b) Except as set forth in the American General Corporation SEC Reports or Section 4.13(b) of the American General Corporation Disclosure Letter or as would not reasonably be expected to result in a American General Corporation Material Adverse Effect, each of American General Corporation and the American General Corporation Subsidiaries:

                           (i) owns and has good and valid title to the real
                  property owned by such party and used in its business, free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options and restrictions of any kind ("Encumbrances"), except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operation of American General Corporation or any of the American General Corporation Subsidiaries and (B) liens for current taxes not yet due and payable ("Permitted American General Corporation Liens");

                           (ii) is in peaceful and undisturbed possession of the
                  space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

                           (iii) has good and valid rights of ingress and egress
                  to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

                  Section 14. Insurance Practices; Permit and Insurance
         Licenses.

                  (a) The business of each of the American General Corporation Insurance Subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

                  (b) Each of the American General Corporation Insurance Subsidiaries has all permits and insurance licenses the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, be reasonably expected to have a American General Corporation Material Adverse Effect. The business of each of the American General Corporation Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. To the knowledge of American General Corporation, all such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

                  Section 15. Regulatory Filings. American General Corporation has made available for inspection by the Company complete copies of all material registrations, filings and submissions made since January 1, 1994 by American General Corporation or any of the American General Corporation Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1994 by any such Governmental Entity that relate to American General Corporation or any of the American General Corporation Subsidiaries. American General Corporation and the American General Corporation Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not reasonably be expected to have a American General Corporation Material Adverse Effect; and, to the knowledge of American General Corporation, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

                  Section 16. Investments.

                  (a) American General Corporation has made available to the Company a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "American General Corporation Investments") owned by American General Corporation and the American General Corporation Insurance Subsidiaries as of December 31, 1996, together with their cost basis book or amortized value, as the case may be, as of December 31, 1996. All transactions in American General Corporation Investments by each of the American General Corporation Insurance Subsidiaries from January 1, 1997 to the date hereof have complied in all material respects with the investment policies of such American General Corporation Insurance Subsidiary and all applicable insurance laws and regulations.

                  (b) Except as set forth in Section 4.16(b) of the American General Corporation Disclosure Letter, the American General Corporation Insurance Subsidiaries have good and marketable title to the American General Corporation Investments and to those securities, mortgages and other investments acquired in the ordinary course of business since December 31, 1996, other than with respect to those American General Corporation Investments which have been disposed of in the ordinary course of business or redeemed in accordance with their terms since such date and other than American General Corporation Permitted Liens and other than with respect to statutory deposits which are subject to certain restrictions on transfer.

                  (c) Section 4.16(c) of the American General Corporation Disclosure Letter identifies American General Corporation Investments which to the knowledge of American General Corporation (i) are expected to be written down as of December 31, 1996, or (ii) are as of December 31, 1996 in default in the payment of principal or interest.

                  Section 17. Reserves. The aggregate reserves of the American General Corporation Insurance Subsidiaries as recorded in the Statutory Accounting Statements of American General Corporation have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in the American General Corporation SEC Reports or Section 4.17 of the American General Corporation Disclosure Letter, the insurance reserving practices and policies of the American General Corporation Insurance Subsidiaries have not changed, in any material respect, since December 31, 1995 and the results of the application of such practices and policies are reflected in the Statutory Accounting Statements of the American General Corporation Insurance Subsidiaries. All reserves of the American General Corporation Insurance Subsidiaries set forth in the Statutory Accounting Statements of American General Corporation are, to the knowledge of American General Corporation, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a American General Corporation Material Adverse Effect.

                  Section 18. Ownership of Company Common Stock. As of the date hereof, American General Corporation and the American General Corporation Subsidiaries are not beneficial owners (as defined in Rule 16a-1(a) (2) of the Exchange Act) of any shares of Company Common Stock except for any shares held in a separate account or mutual fund managed by a American General Corporation Subsidiary or in a pension trust for the benefit of American General Corporation retirees.

                  Section 19. Information in Proxy Statement/Prospectus and Registration Statement. The Registration Statement (or any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by American General Corporation with respect to statements made therein based on information supplied by the Company in writing for inclusion in the Registration Statement. None of the information supplied by American General Corporation for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to American General Corporation shareholders and to the Company's shareholders and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                  Section 20. Brokers. Except as set forth in Section 4.20 of the American General Corporation Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by American General Corporation in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of American General Corporation.

                  Section 21. Employee Benefit Plans; ERISA.

                  (a) Section 4.21(a) of the American General Corporation Disclosure Letter contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by American General Corporation or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with American General Corporation would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which American General Corporation or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of American General Corporation or any American General Corporation Subsidiary (the "Plans"). Each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code is hereinafter referred to in this
         Section 4.21 as a "Title IV Plan." Neither American General Corporation, any American General Corporation Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any exist-ing Plan that would affect any employee or former employee of American General Corporation or any American General Corporation Subsidiary.

                  (b) With respect to each Plan, American General Corporation has hereto fore delivered or made available to the Company true and complete copies of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) No liability under Title IV or section 302 of ERISA has been incurred by American General Corporation or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to American General Corporation or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this section 4.21(c) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which American General Corporation or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

                  (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  (e) As of the date hereof, with respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

                  (g) No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA. Neither American General Corporation nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability result ing therefrom has been satisfied in full).

                  (h) Neither American General Corporation or any American General Corporation Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which American General Corporation, any American General Corporation Subsidiary, or any American General Corporation Plan could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code that would reasonably be expected to have a American General Corporation Material Adverse Effect.

                  (i) Except as set forth in Section 4.21(i) of the American General Corporation Disclosure Letter, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                  (j) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                  (k) Except as set forth in Section 4.21(k) of the American General Corporation Disclosure Letter, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of American General Corporation or any American General Corporation Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  (l) There is no matter pending (other than routine qualification determination filings, copies of which have been furnished to the Company or will be promptly furnished to the Company when made) with respect to any of the Plans before the Internal Revenue Service, Department of Labor or PBGC.

                  Section 22. Labor Relations; Employees. Except as set forth in the American General Corporation SEC Reports or Section 4.22 of the American General Corporation Disclosure Letter:

                  (a) None of the employees of American General Corporation or any of the American General Corporation Subsidiaries are represented by any labor organization and, to the knowledge of American General Corporation, no union claims to represent these employees have been made. To the knowledge of American General Corporation, there have been no union organizing activities with respect to employees of American General Corporation or American General Corporation Subsidiaries within the past five years. To the knowledge of American General Corporation, American General Corporation and the American General Corporation Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

                  (b) American General Corporation and the American General Corporation Subsidiaries have not during the past two years effectuated a "plant closing" or "mass layoff" (as defined in the Worker Adjustment and Retraining Notification Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any such action scheduled within the 90 day period prior to the Effective Time.

                  Section 23. Environmental Matters. Except as disclosed in
Section 4.23 of the American General Corporation Disclosure Letter or the American General Corporation SEC Reports, with respect to real property owned or leased by American General Corporation or any of the American General Corporation Subsidiaries currently or within the past two years, including foreclosure property, to the knowledge of American General Corporation, there are no past or present actions, conditions or occurrences that could form the basis of any outstanding claim under Environmental Laws against, or liability under such laws of, American General Corporation or any of the American General Corporation Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a American General Corporation Material Adverse Effect.

                  Section 24. Related Party Transactions. Except for the transactions described in the American General Corporation SEC Reports or
Section 4.24 of the American General Corporation Disclosure Letter, all transactions involving American General Corporation or any of the American General Corporation Subsidiaries that are required to be disclosed in the American General Corporation SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of American General Corporation since December 31, 1995, neither American General Corporation nor any of the American General Corporation Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the American General Corporation
SEC Reports filed prior to the date hereof.

                  Section 25. Opinion of Financial Advisor. American General Corporation has received a written opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") dated as of the date hereof, to the effect that the consideration to be paid by American General Corporation pursuant to the Merger is fair to American General Corporation from a financial point of view.

                  Section 26. Derivatives. As of December 31, 1996, none of American General Corporation or any of the American General Corporation Subsidiaries was subject to any material exposure, individually or in the aggregate, under any agreements relating to Derivatives.

                  Section 27. Contracts.

                  (a) Section 4.27 of the American General Corporation Disclosure Letter sets forth a list of each contract to which American General Corporation or any of the American General Corporation Subsidiaries is a party or by which it is bound which:

                           (i) has been entered into since September 30, 1996
                  and would be required to be filed by American General Corporation as an exhibit to a American General Corporation SEC Report filed after such date under Item 10 of Rule 601 of Regulation S-K under the Exchange Act;

                           (ii) is a reinsurance or retrocession contract which
                  requires the payment of premiums by American General Corporation or any of the American General Corporation Subsidiaries of amounts in excess of $2,000,000 per year;

                           (iii) contains covenants limiting the freedom of
                  American General Corporation or any of the American General Corporation Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of any of the American General

                  Corporation Subsidiaries to acquire equity securities of any person or entity; or

                           (iv) is an employment or severance contract
                  applicable to any employee of American General Corporation or any of the American General Corporation Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of American General Corporation or any of the American General Corporation Subsidiaries, other than any such contract which
                  (A) by its terms is terminable by American General Corporation or any of the American General Corporation Subsidiaries on not more than 60 days' notice without material liability, or (B) does not require payments by American General Corporation or any American General Corporation Subsidiary individually in excess of $100,000 or in the aggregate in excess of $2,000,000 (collectively, together with such contracts as are filed as exhibits to the American General Corporation SEC Reports, the "American General Corporation Contracts").

                  (b) With respect to each of the American General Corporation Contracts, to the knowledge of American General Corporation, except as disclosed in Section 4.27 of the American General Corporation Disclosure Letter:

                           (i) such contract is (assuming due power and
                  authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect;

                           (ii) there is no material default or claim of
                  material default thereunder and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof; and

                           (iii) the consummation of the transactions
                  contemplated by this Agreement will not give rise to a right of the other party or parties thereto to terminate such contract or impose liability under the terms thereof on American General Corporation or any of the American General Corporation Subsidiaries; provided, that this representation shall not be deemed to give assurances regarding rights of termination based on any decrease in insurance industry ratings of American General Corporation or the American General Corporation Subsidiaries resulting from the declaration and/or payment of any of the extraordinary dividends contemplated by Section 7.12 hereof.

                  Section 28. Intellectual Property. Except as set forth on
Section 4.28 of the American General Corporation Disclosure Letter, American General Corporation and each American General Corporation Subsidiary has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other Liens, other than Permitted American General Corporation Liens and other than contractual agreements with respect to licensing and maintenance fees, all American General Intellectual Property (as hereinafter defined) that is material to the conduct of its business; and neither American General Corporation nor any American General Corporation Subsidiary is in material default under any license or similar agreements under which American General Corporation or any of the American General Corporation Subsidiaries has obtained rights to use or permit its customers or agents to use any American General Corporation Intellectual Property owned by others and neither American General Corporation nor any of the American General Corporation Subsidiaries has made a claim that the other party thereto is in default. As used herein, "American General Intellectual Property" shall mean all patents and trademarks, service marks, trade names, jingles, assumed names, trade secrets and other proprietary information, copyrights, licenses, permits and other similar intangible property rights and interest applied for, issued to or presently owned or used by American General Corporation or any of the American General Corporation Subsidiaries or under which American General Corporation or any of the American General Corporation Subsidiaries is licensed or franchised.

                  Section 29. Investment Advisor; Investment Company. Except as set forth in Section 4.29 of the American General Corporation Disclosure Letter, neither American General Corporation nor any of the American General Corporation Subsidiaries conducts activities of an "investment advisor" as such term is defined in Section 2 (a) (20) of the Investment Company Act of 1940, as amended ("ICA"), whether or not registered under the Investment Advisers Act of 1940, as amended. Except as disclosed in Section 4.29 of the American General Corporation Disclosure Letter, neither American General Corporation nor any of the American General Corporation Subsidiaries is an "investment company" as defined under the ICA, and neither American General Corporation nor any of the American General Corporation Subsidiaries sponsors any person that is such an investment company.

                  Section 30. Disclosure. No representation or warranty by American General Corporation or the American General Corporation Subsidiaries in this Agreement (including the American General Corporation Disclosure Letter), and no statement contained in the American General Corporation SEC Reports and the Statutory Financial Statements of American General Corporation, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to American General Corporation which would reasonably be expected to have a American

General Corporation Material Adverse Effect which has not been set forth in the American General Corporation SEC Reports, the Statutory Financial Statements of American General Corporation or in this Agreement (including the American General Corporation Disclosure Letter).

                  Section 31. Investigation by American General Corporation. American General Corporation agrees, to the fullest extent permitted by law, that none of the respective directors, officers, employees, affiliates, agents or representatives of the Company or of any of the Company Subsidiaries shall have any liability or responsibility whatsoever to American General Corporation on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to American General Corporation prior to the execution of this Agreement.

                  Section 32. Pooling of Interests. Following consultation with the independent public accountants of American General Corporation, neither American General Corporation nor Merger Sub has any reason to believe that the Merger will not qualify for pooling of interests accounting treatment.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise disclosed to American General Corporation in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to American General Corporation as follows:

                  Section 1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (a "Company Material Adverse Effect").

                  Section 2. Capitalization. As of February 6, 1997: (i) the authorized capital stock of the Company consisted of 120,000,000 shares of Company Common Stock and 10,800,000 shares of Preferred Stock; (ii) 34,509,812 shares of Company Common Stock, 4,232 shares of $4.50 Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 1,678 shares of $5.00 Series B Convertible Preferred Stock (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Company Preferred Stock") were issued and outstanding; and (iii) stock options to acquire 1,360,180 shares of Company Common Stock (such options, together with (a) up to no more than 175,661 shares of restricted stock that may be issued in connection with the exercise of such options under the Company's restricted stock plans and arrangements, (b) any additional options as may be granted upon exercise of such options in accordance with the "reload" provisions of the Company's stock option plans, and
(c) any additional shares of restricted stock that may be issued in connection with the exercise of the "reload" options referred to in clause (b), the "Company Stock Incentives") were outstanding under all stock option plans of the Company. All the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Since February 6, 1997 to the date hereof, no shares of the Company's capital stock have been issued, except Company Common Stock issued upon exercise of Company Stock Incentives or upon conversion of Company Preferred Stock. Except for (i) Company Stock Incentives, (ii) 4,232 shares of Series A Preferred Stock (iii) 1,678 shares of Series B Preferred Stock and (iv) as set forth in Section 5.2 of the Company Disclosure Letter, as of the date of this Agreement there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

                  Section 3.        Company Subsidiaries.

                  (a) Each subsidiary of the Company set forth on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 1995 of the Company (collectively, together with USLIFE Financial Institution Marketing Group, Inc., the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. Each

         Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

                  (b) Section 5.3(b) of the Company Disclosure Letter sets forth the name of each of the Company Subsidiaries that is an insurance company (collectively, the "Company Insurance Subsidiaries"). Except as disclosed in the Company SEC Reports (as defined below) or Section 5.3(b) of the Company Disclosure Letter, each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized.

                  (c) Except as set forth in the Company SEC Reports or Section 5.3(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in the Company SEC Reports or Section 5.3(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

                  (d) Except for the Company Subsidiaries, the Company Investments (as hereinafter defined), and as set forth in the Company SEC Reports or Section 5.3(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

                  Section 4. Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company, other than obtaining shareholder approval pursuant to Section 2.1 hereof, are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of American General Corporation and Merger Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

                  Section 5. Consents and Approvals: No Violations. Except (a) for the Governmental Requirements, or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. Except as set forth on Section 5.5 of the Company Disclosure Letter, no material consent or approval of any other party (including, but not limited to, any party to any Company Contracts (as defined below)) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby. Except as set forth in Section 5.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles or Certificate of Incorporation, as the case may be, or Bylaws of the Company or the Certificate or Articles of Incorporation, as the case may be, or Bylaws of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, of the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses
(ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect.

                  Section 6. Company SEC Reports. The Company has delivered to American General Corporation true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by the Company with the SEC since January 1, 1994 through the date hereof (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and (ii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments, in the case of any unaudited interim financial statements).

                  Section 7. Statutory Financial Statements. The Annual Statements and Quarterly Statements of the Company Insurance Subsidiaries, as filed with the respective departments of insurance for all applicable domiciliary states for the years ended December 31, 1994 and December 31, 1995 (the "Annual Statutory Statements of the Company") and the quarters ended March 31, June 30, and September 30, 1995, and March 31, June 30, and September 30, 1996 (collectively, the "Quarterly Statutory Statements of the Company"), respectively, together with all exhibits and schedules thereto (all Annual Statutory Statements of the Company and all Quarterly Statutory Statements of the Company, together with all exhibits and schedules thereto, referred to in this Section 5.7 are hereinafter referred to as the "Statutory Financial Statements of the Company"), have been prepared in accordance with the applicable State Statutory Accounting Principles, and such accounting practices have been applied on a basis consistent with State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of the Company present fairly in all material respects the financial position and the results of operations for the Company Insurance Subsidiaries as of the dates and for the periods therein in accordance with State Statutory Accounting Principles. The Company has delivered to American General Corporation true and complete copies of the Annual Statutory Statements of the Company and the Quarterly Statutory Statements of the Company.

                  Section 8. Absence of Certain Changes. Since September 30, 1996, there has been no event or condition (other than (i) any event or condition resulting from general economic conditions (including without limitation changes in interest rates), (ii) any occurrence or condition affecting the life insurance or reinsurance industry generally (including without limitation any change or proposed change in insurance laws or regulations in any jurisdiction), (iii) any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof, but excluding in the case of clauses (i) or (ii), any such event, condition or occurrence that has had, or is reasonably likely to have, a disproportionate effect on the Company and Company Subsidiaries taken as a whole) which has had (or is reasonably likely to result in) a Company Material Adverse Effect, and except as set forth in Section 5.8 of the Company Disclosure Letter, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 6.1 hereof.

                  Section 9. Litigation. Except as disclosed in the Company SEC Reports or as set forth in Section 5.9 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against or affecting the

Company or any of the Company Subsidiaries or any Company Plan, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries or any Company Plan having, or which, insofar as can reasonably be foreseen, in the future would be reasonably likely to have, a Company Material Adverse Effect.

                  Section 10. Absence of Undisclosed Liabilities; Actuarial Appraisal. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or disclosed in Section 5.10 of the Company Disclosure Letter or which were incurred after September 30, 1996 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company. The Company has not within the past three years obtained a detailed actuarial appraisal which incorporates significant nonpublic information, performed by an independent actuarial consultant, of the aggregate value of the consolidated life insurance operations of the Company and the Company Insurance Subsidiaries.

                  Section 11. No Default. Except as set forth in the Company SEC Reports or Section 5.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

                  Section 12. Taxes. Except as set forth in the Company SEC Reports or Section 5.12 of the Company Disclosure Letter:

                  (a) the Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all income Tax Returns and all other material Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes for all periods or portions thereof ending through the date hereof;

                  (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Company Material Adverse Effect;

                  (c) the federal income Tax Returns of the Company and the Company Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1988, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid; and

                  (d) to the knowledge of the Company, no insurance contracts or insurance policies issued by the Company or any Company Subsidiary fail to comply with the applicable provisions of Code Section 7702 where the failure to so comply, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

                  Section 13. Title to Property.

                  (a) Except as set forth in the Company SEC Reports or Section 5.13(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all the properties, assets and other rights used in its business that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Except as set forth in the Company SEC Reports or Section 5.13(b) of the Company Disclosure Letter or as would not reasonably be expected to result in a Company Material Adverse Effect, each of the Company and the Company Subsidiaries:

                           (i) owns and has good and valid title to the real
                  property owned by such party and used in its business, free and clear of all Encumbrances, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operation of the Company or any of the Company Subsidiaries and (B) liens for current taxes not yet due and payable ("Permitted Company Liens");

                           (ii) is in peaceful and undisturbed possession of the
                  space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

                           (iii) has good and valid rights of ingress and egress
                  to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

                  Section 14. Insurance Practices; Permits and Insurance
         Licenses.

                  (a) The business of each of the Company Insurance Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

                  (b) Each of the Company Insurance Subsidiaries has all permits and insurance licenses the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The business of each of the Company Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. To the knowledge of the Company, all such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

                  Section 15. Regulatory Filings. The Company has made available for inspection by American General Corporation complete copies of all material registrations, filings and submissions made since January 1, 1994 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1994 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and, to the knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

                  Section 16. Investments.

                  (a) The Company has made available to American General Corporation a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Company Investments") owned by the Company and the Company Insurance Subsidiaries as of December 31, 1996, together with their cost basis, book or amortized value, as the case may be, as of December 31, 1996. All transactions in Company Investments by each Company Insurance Subsidiary from January 1, 1997 to the date hereof have complied in all material respects with the investment policies of such Company Insurance Subsidiary and all applicable insurance laws and regulations.

                  (b) Except as set forth in Section 5.16(b) of the Company Disclosure Letter, the Company Insurance Subsidiaries have good and marketable title to the Company Investments and to those securities, mortgages and other investments acquired in the ordinary course of business since December 31, 1996, other than with respect to those Company Investments which have been disposed of in the ordinary course of business or redeemed in accordance with their terms since such date and other than Permitted Company Liens or with respect to statutory deposits which are subject to certain restrictions on transfer, and none of the Company Investments consists of securities loaned to third parties.

                  (c) Section 5.16(c) of the Company Disclosure Letter identifies the Company Investments which to the knowledge of the Company (i) are expected to be written down as of December 31, 1996 or
         (ii) are as of December 31, 1996 in default in the payment of principal or interest.

                  Section 17. Reserves. The aggregate reserves of the Company Insurance Subsidiaries as recorded in the Statutory Accounting Statements of the Company have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in the Company SEC Reports or Section 5.17 of the Company Disclosure Letter, the insurance reserving practices and policies of the Company Insurance Subsidiaries have not changed, in any material respect, since December 31, 1995 and the results of the application of such practices and policies are reflected in the Statutory Accounting Statements of the Company. All reserves of the Company Insurance Subsidiaries set forth in the Statutory Accounting Statements of the Company are, to the knowledge of the Company, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a Company Material Adverse Effect.

                  Section 18. Repurchases of Company Common Stock. Except as set forth in Section 5.18 of the Company Disclosure Letter, since December 31, 1996, the Company has not repurchased any shares of Company Common Stock, other than de minimis amounts of shares repurchased from Company Plans (as hereinafter defined).

                  Section 19. Information in Proxy Statement/Prospectus and Registration Statement. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company shareholders and to American General Corporation shareholders and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by American General Corporation in writing for including in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 20. Brokers. Except for Goldman, Sachs & Co. ("Goldman Sachs"), no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

                  Section 21. Employee Benefit Plans; ERISA.

                  (a) Section 5.21(a) of the Company Disclosure Letter contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or a Company ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Company Subsidiary (the "Company Plans"). Each of the Company Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code is hereinafter referred to in this Section 5.21 as a "Company Title IV Plan." Neither the Company, any Company Subsidiary nor any Company ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan that would affect any employee or former employee of the Company or any Company Subsidiary.

                  (b) With respect to each Company Plan, the Company has heretofore delivered or made available to American General Corporation true and complete copies of the Company Plan and any amendments thereto (or if the Company Plan is not a written plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this section 5.21(c) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any Company ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

                  (d) The PBGC has not instituted proceedings to terminate any Company Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  (e) As of the date hereof, with respect to each Company Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  (f) No Company Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Company Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Company Plan on or prior to the Closing Date have been timely made.

                  (g) No Company Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Company Title IV Plan a plan de scribed in section 4063(a) of ERISA. Neither the Company nor any Company ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

                  (h) Neither the Company or any Company Subsidiary, any Company Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Company Sub-sidiary, or any Company Plan could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code that would reasonably be expected to have a Company Material Adverse Effect.

                  (i) Except as set forth in Section 5.21(i) of the Company Disclosure Letter, each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                  (j) Each Company Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Each Company Plan intended to satisfy the requirements of
         Section 501(c)(9) has satisfied such requirements.

                  (k) Except as set forth in Section 5.21(k) of the Company Disclosure Letter, no Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  (l) There is no matter pending (other than routine qualification determination filings, copies of which have been furnished to American General Corporation or will be promptly furnished to American General Corporation when made) with respect to any of the Company Plans before the Internal Revenue Service, Department of Labor or PBGC.

                  Section 22. Labor Relations; Employees. Except as set forth in the Company SEC Reports or Section 5.22 of the Company Disclosure Letter:

                  (a) None of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. To the knowledge of the Company, there have been no union organizing activities with respect to employees of the Company or the Company Subsidiaries within the past five years. To the knowledge of the Company, the Company and Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor

         Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

                  (b) The Company and the Company Subsidiaries have not during the past two years effectuated a "plant closing" or "mass layoff" (as defined in the Worker Adjustment and Retraining Notification Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any such action scheduled within the 90 day period prior to the Effective Time.

                  Section 23. Environmental Matters. Except as disclosed in the Company SEC Reports or Section 5.23 of the Company Disclosure Letter and in any environmental report obtained by American General Corporation in connection with its due diligence review of the Company, with respect to real property owned or leased by the Company or any of the Company Subsidiaries currently or within the last two years, including foreclosure property, to the knowledge of the Company, there are no past or present actions, conditions or occurrences that could form the basis of any outstanding claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 24. Related Party Transactions. Except for the transactions described in the Company SEC Reports or Section 5.24 of the Company Disclosure Letter, all transactions involving the Company or any of the Company Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of the Company, since December 31, 1995, neither the Company nor any of the Company Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

                  Section 25. Opinion of Financial Advisor. The Company has received an opinion from Goldman Sachs dated the date hereof to the effect that the Merger Consideration to be received by the shareholders of the Company pursuant to this Agreement is fair as of the date hereof to such shareholders.

                  Section 26. Derivatives. As of December 31, 1996, none of the Company or any of the Company Subsidiaries was subject to any material exposure, individually or in the aggregate, under any agreements relating to Derivatives.

                  Section 27. Contracts.

                  (a) Section 5.27 of the Company Disclosure Letter sets forth a list of each contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound which:

                           (i) has been entered into since September 30, 1996
                  and would be required to be filed by the Company as an exhibit to a Company SEC Report filed after such date under Item 10 of Rule 601 of Regulation S-K under the Exchange Act;

                           (ii) is a reinsurance or retrocession contract which
                  requires the payment of premiums by the Company or any of the Company Subsidiaries of amounts in excess of $2,000,000 per year;

                           (iii) contains covenants limiting the freedom of the
                  Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of any of the Company Subsidiaries to acquire equity securities of any person or entity; or

                           (iv) is an employment or severance contract
                  applicable to any employee of the Company or any of the Company Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than any such contract which (A) by its terms is terminable by the Company or any of the Company Subsidiaries on not more than 60 days' notice without material liability, or (B) does not require payments by the Company or any Company Subsidiary individually in excess of $100,000 or in the aggregate in excess of $2,000,000.

(collectively, together with such contracts as are filed as exhibits to the Company SEC Reports, the "Company Contracts").

                  (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 5.27 of the Company Disclosure Letter:

                           (i) such contract is (assuming due power and
                  authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect;

                           (ii) there is no material default or claim of
                  material default thereunder and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof; and

                           (iii) the consummation of the transactions
                  contemplated by this Agreement will not give rise to a right of the other party or parties thereto to terminate such contract or impose liability under the terms thereof on the Company or any of the Company Subsidiaries; provided, that this representation shall not be deemed to give assurances regarding rights of termination based on any decrease in insurance industry ratings of the Company or the Company Subsidiaries resulting from the declaration and/or payment of any of the extraordinary dividends contemplated by Section
                  7.12 hereof.

                  Section 28. Intellectual Property. Except as set forth on
Section 5.28 of the Company Disclosure Letter, the Company and each Company Subsidiary has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other Liens, other than Permitted Company Liens and other than contractual agreements with respect to licensing and maintenance fees, all Company Intellectual Property (as hereinafter defined) that is material to the conduct of its business; and neither the Company nor any Company Subsidiary is in material default under any license or similar agreements under which the Company or any of the Company Subsidiaries has obtained rights to use or permit its customers or agents to use any Company Intellectual Property owned by others and neither the Company nor any of the Company Subsidiaries has made a claim that the other party thereto is in default. As used herein, "Company Intellectual Property" shall mean all patents and trademarks, service marks, trade names, jingles, assumed names, trade secrets and other proprietary information, copyrights, licenses, permits and other similar intangible property rights and interest applied for, issued to or presently owned or used by the Company or any of the Company Subsidiaries or under which the Company or any of the Company Subsidiaries is licensed or franchised.

                  Section 29. Investment Advisor; Investment Company. Except as disclosed in Section 5.29 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries conducts activities of an "investment advisor" as such term is defined in Section 2 (a) (20) of the ICA, whether or not registered under the Investment Advisers Act of 1940, as amended. Except as disclosed in Section 5.29 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is an "investment company" as defined under the ICA, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

                  Section 30. Disclosure. No representation or warranty by the Company or the Company Subsidiaries in this Agreement (including the Company Disclosure Letter), and no statement contained in the Company SEC Reports and the Statutory Financial Statements of the Company, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Company which would reasonably be expected to have a Company Material Adverse Effect which has not been set forth in the Company SEC Reports, the Statutory Financial Statements of the Company or in this Agreement (including the Company Disclosure Letter).

                  Section 31. Investigation by the Company. The Company agrees, to the fullest extent permitted by law, that none of the respective directors, officers, employees, affiliates, agents or representatives of American General Corporation or of any of the American General Corporation Subsidiaries shall have any liability or responsibility whatsoever to the Company on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to the Company prior to the execution of this Agreement.

                  Section 32. Pooling of Interests. Following consultation with its independent public accountants, the Company has no reason to believe that the Merger will not qualify for pooling of interests accounting treatment.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 1. Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, unless American General Corporation shall otherwise agree in writing, or except as set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of American General Corporation:

                  (a) the Company shall not adopt or propose any change in its Restated Certificate of Incorporation or Bylaws;

                  (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company (except for regular quarterly dividends payable in an amount no greater than $.25 per share on the Company Common Stock, $1.125 per share on the Series A Preferred Stock, and $1.25 per share on the Series B Preferred Stock), or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

                  (c) subject to Section 7.3, the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

                  (d) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments (the material terms of which have been disclosed to American General Corporation prior to the date hereof), or in the ordinary course of business consistent with past practice;

                  (e) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material Tax election or file any material amendment to any material Tax Return;

                  (f) except as set forth in a certificate of the President of the Company previously delivered to American General Corporation, the Company and the Company Subsidiaries shall not issue any capital stock (other than pursuant to the Company Stock Incentives, and upon the conversion of Company Preferred Stock) or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Plan (as hereinafter defined) or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

                  (g) except as set forth in a certificate of the President of the Company previously delivered to American General Corporation, the Company shall not, and shall not permit any Company Subsidiary to, (i) grant any increase in the compensation or benefits (including, but not limited to, salary, bonus, stock option, restricted stock awards, annual incentive plan or book unit plan of the Company) of directors, officers, employees, consultants or agents of the Company or any Company Subsidiary, or (ii) enter into or amend any employment agreement or other employment arrangement with any employee of the Company or any Company Subsidiary;

                  (h) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP or applicable Statutory Accounting Principles;

                  (i) the Company shall not, and shall not permit any Company Subsidiary to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code;

                  (j) the Company shall not, and shall not permit any Company Subsidiary to, take any action that could, directly or indirectly, reasonably be expected to cause the Merger to fail to qualify for pooling-of-interest accounting treatment;

                  (k) the Company shall not permit any Company Insurance Subsidiary to conduct transactions in Company Investments except in compliance with the investment policies of such Company Insurance Subsidiary in effect on the date hereof and all applicable insurance laws and regulations;

                  (l) the Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property (other than real property constituting a Company Investment), provided that the Company, or any Company Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent the Company, in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

                  (m) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing;

                  (n) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company shall not, and shall not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however, that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied; and

                  (o) none of the Company Insurance Subsidiaries shall make any material change in its underwriting, claims management or reserving practices.

                  Section 2. Conduct of Business by American General Corporation Pending the Merger. From the date hereof until the Effective Time, unless the Company shall otherwise agree in writing, or except as set forth in the American General Corporation Disclosure Letter or as otherwise contemplated by this Agreement, American General Corporation and American General Corporation Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the American General Corporation Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of the Company:

                  (a) American General Corporation shall not adopt or propose any change in its Restated Articles of Incorporation or Bylaws;

                  (b) American General Corporation shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company (except for regular quarterly dividends payable in an amount no greater than $.35 per quarter per share of American General Corporation Common Stock, and $.6453 per quarter per share of American General Corporation 7% Convertible Preferred Stock), or split, combine or reclassify any of American General Corporation's capital stock;

                  (c) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

                  (d) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by American General Corporation or any American General Corporation Subsidiary or (ii) any assets or property which are material to American General Corporation and the American General Corporation Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments (the material terms of which have been disclosed to the Company prior to the date hereof), or in the ordinary course of business consistent with past practice;

                  (e) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, settle any material audit, make or change any material Tax election or file any material amendment to any material Tax Return;

                  (f) American General Corporation and the American General Corporation Subsidiaries shall not issue any capital stock (other than pursuant to the exercise of American General Corporation Stock Options or upon conversion of shares of American General Corporation 7% Convertible Preferred Stock) or other securities or enter into any amendment of any material term of any outstanding security of American General Corporation, and American General Corporation and the American General Corporation Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any American General Corporation Plan (as hereinafter defined) or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

                  (g) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, (i) grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of American General Corporation or any American General Corporation Subsidiary, or (ii) enter into or amend any employment agreement or other employment arrangement with any employee of American General Corporation or any American General Corporation Subsidiary;

                  (h) American General Corporation shall not change any method of accounting or accounting practice by American General Corporation or any American General Corporation Subsidiary, except for any such required change in GAAP or applicable Statutory Accounting Principles;

                  (i) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code;

                  (j) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, take any action that could, directly or indirectly, cause the Merger to fail to qualify for pooling-of-interests accounting treatment;

                  (k) American General Corporation shall not permit any American General Corporation Insurance Subsidiary to conduct transactions in American General Corporation Investments except in compliance with the investment policies of such American General Corporation Insurance Subsidiary in effect on the date hereof and all applicable insurance laws and regulations;

                  (l) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property (other than real property constituting a American General Corporation Investment), provided that American General Corporation or any American General Corporation Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent American General Corporation in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

                  (m) American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, agree or commit to do any of the foregoing;

                  (n) except to the extent necessary to comply with the requirements of applicable laws and regulations, American General Corporation shall not, and shall not permit any American General Corporation Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of American General Corporation hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however, that American General Corporation shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied; and

                  (o) none of the American General Corporation Insurance Subsidiaries shall make any material change in its underwriting, claims management or reserving practices.

                  Section 3. Amendment to Rights Plan. Within one business day following the execution of this Agreement, the Board of Directors of the Company
(a) shall amend the Amended and Restated Rights Agreement, dated as of June 24, 1986 and amended and restated as of January 24, 1989 and as further amended and restated as of September 27, 1994 (the "Company Rights Agreement"), between the Company and Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), as Rights Agent, so that (i) American General Corporation will not become an "Acquiring Person" as a result of the consummation of the transactions contemplated by this Agreement, (ii) no "Stock Acquisition Date" or "Separation Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the consummation of the transactions contemplated by this Agreement, and (iii) all outstanding "Rights" (the "Company Rights") issued and outstanding under the Company Rights Agreement will expire immediately prior to the Effective Time. Except as provided above with respect to the transactions contemplated by this Agreement, and subject to the exercise of its fiduciary duties as provided in Section 7.3, the Board of Directors of the Company shall not (a) amend the Company Rights Agreement, or (b) take any actions with respect to, or make any determination under, the Company Rights Agreement, including, but not limited to, any redemption of the Company Rights or any action that would have the effect of facilitating an Acquisition Proposal (as defined in Section 7.2), unless the Board of Directors of the Company determines in good faith, following consultation with independent legal counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary to make any such amendment, take any such action or make any such determination.

                  Section 4. Redemption of Company Preferred Stock. The Board of Directors of the Company shall take all action necessary to call for redemption all outstanding shares of Company Preferred Stock at the redemption price stated in the Company's Restated Certificate of Incorporation as soon as practicable following the date of this Agreement.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 1. Access and Information. The Company and American General Corporation shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish as promptly as practicable to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that neither party shall disclose to the other any competitively sensitive information and no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall continue to abide by the terms of the confidentiality agreement between American General Corporation and the Company, dated January 28, 1997 (the "Confidentiality Agreement").

                  Section 2. Acquisition Proposals. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to American General Corporation to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality/standstill agreement in reasonably customary form. The Company shall notify American General Corporation of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall provide American General Corporation with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform American General Corporation on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give American General Corporation a copy of any information delivered to such person which has not previously been reviewed by American General Corporation. The term "Acquisition Proposal" as used herein means any tender or exchange offer involving the capital stock of the Company or any of the Company Subsidiaries, any proposal for a merger, consolidation or other business combination involving the Company or any of the Company Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any of the Company Subsidiaries, any proposal or offer with respect to any recapitalization or restructuring of the Company or any of the Company Subsidiaries, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of the Company Subsidiaries, other than the Merger contemplated by this Agreement. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Board of Directors of the Company no longer seeks the making of any Acquisition Proposal.

                  Section 3. Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to American General Corporation or Merger Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) enter into any agreement (other than a confidentiality/standstill agreement entered into in accordance with
Section 7.2(B)) with respect to any Acquisition Proposal, or (iv) terminate this Agreement in response to an Acquisition Proposal unless, in each case, the Company receives an unsolicited Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with independent legal counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. Nothing contained in this Section 7.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of independent legal counsel, is required under applicable law; provided that, except as otherwise permitted in this Section 7.3, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by, and taken in accordance with, this Section 7.3 shall not constitute a breach of this Agreement by the Company.

                  Section 4. Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, American General Corporation and Merger Sub shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the insurance regulatory authorities in New York, and deliver notices and consents to jurisdiction to state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use reasonable best efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company will provide American General Corporation, and American General Corporation will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                  Each of American General Corporation and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of American General Corporation and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 7.4 or elsewhere in this Agreement shall require any party hereto to take any action that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of American General Corporation and its Subsidiaries taken as a whole (after giving effect to the consummation of the Merger).

                  Section 5. Public Announcements. American General Corporation, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

                  Section 6. Employee Benefits. From and after the Effective Time, American General Corporation agrees to take, and following the Effective Time to cause the Company to take, the actions described in Exhibit D hereto.

                  Section 7. Stock Exchange Listing. American General Corporation shall as promptly as practicable prepare and submit to the New York Stock Exchange a listing application covering the shares of American General Corporation Common Stock to be issued in connection with the Merger and this Agreement, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

                  Section 8. Surviving Corporation Directors. American General Corporation shall take all necessary action to cause the persons mutually agreed upon by American General Corporation and the Company to be appointed to the Board of Directors of the Surviving Corporation as of the Effective Time, to serve until the next annual election of directors of American General Corporation.

                  Section 9. Employee Stock Options. From and after the Effective Time, each of the Employee Stock Options which is outstanding and unexercised at the Effective Time shall be treated in accordance with the terms of Exhibit D hereto.

                  Section 10. Company Indemnification Provision. American General Corporation agrees that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Articles of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted bylaw, and shall be enforceable by the Indemnified Parties against the Surviving Corporation. American General Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (provided that American General Corporation may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time, provided that in no event shall American General Corporation or the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this
Section 7.10 any amount per annum in excess of 200% of the aggregate premiums paid in 1996 on an annualized basis for such purpose. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated. The provisions of this Section 7.10 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

                  Section 11. Comfort Letters.

                  (a) American General Corporation shall use all reasonable efforts to cause Ernst & Young LLP, American General Corporation's independent accountants, to deliver to the Company a letter dated as of the date of the Proxy Statement/Prospectus and addressed to the Company, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of American General Corporation contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

                  (b) The Company shall use all reasonable efforts to cause KPMG Peat Marwick LLP, the Company's independent accountants, to deliver to American General Corporation a letter dated as of the date of the Proxy Statement/Prospectus and addressed to American General Corporation, in form and substance reasonably satisfactory to American General Corporation, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

                  Section 12. Tax Matters; Pooling of Interests.

                  (a) The Company and American General Corporation shall each reasonably cooperate in connection with obtaining the opinions of special counsel described in Sections 8.2(b) and 8.3(b) including, without limitation, providing to special counsel such representations that are reasonably required by special counsel to enable them to render such opinions.

                  (b) The parties intend for the Merger to qualify as a reorganization under Section 368(a) of the Code; each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify; neither party nor any affiliate shall take any action that would cause the Merger not to so qualify; and the parties will take the position for all purposes that the Merger so qualifies.

                  (c) The parties intend for the Merger to qualify as a pooling of interests transaction for accounting purposes; each party shall use all reasonable efforts to cause the Merger to so qualify; neither party nor any affiliate shall take any action that would cause the Merger not to so qualify; and the parties will take the position for all purposes that the Merger so qualifies.

                  Section 13. Intercompany Dividends. On or before the date immediately prior to the Closing Date, subject to compliance with applicable law and the receipt of all necessary approvals, the Company shall use all reasonable efforts to cause (i) All American Life Insurance Company to pay a dividend to the Company of at least $86 million and (ii) The Old Line Life Insurance Company of America to pay a dividend to the Company of at least $29 million (collectively, such dividends are referred to as the "Intercompany Dividends"), such Intercompany Dividends to be paid in the form of demand promissory notes, or such other form as the parties may mutually agree.

                  Section 14. Affiliates. The Company and American General Corporation shall use all reasonable efforts to obtain and deliver to each other prior to the Closing executed letter agreements (i) in the case of the letter agreement to be delivered by the Company, in the form attached as Exhibit C-1 hereto and (ii) in the case of the letter agreement to be delivered by American General Corporation, in the form attached as Exhibit C-2 hereto, from all persons who, in the reasonable judgment of the Company or American General Corporation, respectively, may be deemed to be affiliates of the Company or American General Corporation, respectively, under Rule 145 of the Securities Act. For a period of at least two years following the Effective Time, American General Corporation or any successor issuer thereto shall make available adequate current public information with respect to itself, within the meaning of Rule 144(c) under the Securities Act. In addition, American General Corporation agrees to publish financial results covering at least 30 days of combined operations as soon as practicable after the Effective Time.

                  Section 15. Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of American General Corporation, Merger Sub and the Company shall take all such necessary action.


                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

                  (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the Merger;

                  (c) each of the Company and American General Corporation shall have made such filings, and obtained such permits, authorizations, consents, or approvals, required by Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the corporate and insurance laws and regulations of the states of New York and such other states as may have jurisdiction over the transactions contemplated by this Agreement pursuant to insurance holding company or other insurance laws or regulations; provided, however, that such permits, authorizations, consents and approvals may be subject to (i) conditions customarily imposed by insurance regulatory authorities in transactions of the type contemplated by this Agreement or (ii) other conditions that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of American General Corporation and its Subsidiaries taken as a whole (after giving effect to the consummation of the Merger);

                  (d) this Agreement and the Merger shall have been adopted and approved by the requisite vote of the holders of the Company Common Stock in accordance with the applicable provisions of the NYBCL;

                  (e) the shareholders of American General Corporation shall have voted to approve the issuance of Shares of American General Corporation Common Stock as Merger Consideration;

                  (f) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

                  (g) the shares of American General Corporation Common Stock issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice thereof.

                  Section 2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) each of American General Corporation and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of American General Corporation and Merger Sub contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date) except as contemplated by this Agreement and except to the extent that the failure of such representations and warranties to be true and correct would not, in the aggregate, be reasonably likely to result in a American General Corporation Material Adverse Effect; and the Company shall have received a certificate of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of American General Corporation as to the satisfaction of this condition;

                  (b) the Company shall have received an opinion from Debevoise & Plimpton, special counsel to the Company, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that American General Corporation, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of American General Corporation, Merger Sub and the Company and their respective subsidiaries received pursuant to Section 7.12 hereof; and

                  (c) the audited GAAP financial statements of American General Corporation for the fiscal year ended December 31, 1996 shall not reflect any event, change or effect having, or which would be reasonably likely to have, in the aggregate, a American General Corporation Material Adverse Effect.

                  Section 3. Conditions to Obligations of American General Corporation and Merger Sub to Effect the Merger. The obligations of American General Corporation and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date), except as contemplated by the Company Disclosure Letter or this Agreement and except to the extent that the failure of such representations and warranties to be true and correct would not, in the aggregate, be reasonably likely to result in a Company Material Adverse Effect; and American General Corporation and Merger Sub shall have received a Certificate of the Chairman of the Board, the President, or a Vice President of the Company as to the satisfaction of this condition;

                  (b) American General Corporation shall have receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to American General Corporation, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that American General Corporation, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of American General Corporation, Merger Sub and the Company and their respective subsidiaries received pursuant to Section 7.12 hereof;

                  (c) the audited GAAP financial statements of the Company for the fiscal year ended December 31, 1996 shall not reflect any event, change or effect having, or which would be reasonably likely to have, in the aggregate, a Company Material Adverse Effect;

                  (d) American General Corporation shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to it stating that the Merger will qualify as a transaction to be accounted for in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16; and

                  (e) all outstanding shares of Company Preferred Stock shall either have been redeemed or converted into Shares of Company Common Stock, in accordance with the terms of the certificate of designation of such Company Preferred Stock.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of American General Corporation and the Company.

                  Section 2. Termination by Either American General Corporation or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either American General Corporation or the Company if (a) this Agreement and the transactions contemplated thereby shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting, (b) the issuance of American General Corporation Common Stock as Merger Consideration shall fail to receive the requisite vote for approval by the shareholders of American General Corporation at the American General Corporation Special Meeting, (c) the Merger shall not have been consummated before October 31, 1997, provided, however, that this Agreement may be extended by written notice of either American General Corporation or the Company to a date not later than December 31, 1997, if the Merger shall not have been consummated as a direct result of the condition set forth in Section 8.1(c) not having been satisfied by such date or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (c) shall not have taken any action that would cause it to be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (d) shall have used all reasonable efforts to remove such injunction, order or decree.

                  Section 3. Termination by American General Corporation. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of American General Corporation, if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be likely to have a Company Material Adverse Effect, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach, in the case of clauses (a) and (b), is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach has been given by American General Corporation to the Company; or
(c) if the Board of Directors of the Company shall have taken or resolved to take any of the actions set forth in clauses (i), (ii), (iii), or (iv) of
Section 7.3.

                  Section 4. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, if (a) there has been a breach by American General Corporation of any representation or warranty contained in this Agreement which would have or would be likely to have a American General Corporation Material Adverse Effect, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of American General Corporation, which breach, in the case of clauses (a) and (b), is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach has been given by the Company to American General Corporation; or (c) if the Board of Directors of the Company shall have taken or resolved to take any of the actions set forth in, and in accordance with the terms of, clauses (i), (ii), (iii) or (iv) of Section 7.3.

                  Section 5. Effect of Termination and Abandonment. In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (a) there shall be no liability or obligation on the part of American General Corporation, the American General Corporation Subsidiaries, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for (i) the obligations of the parties pursuant to this Section 9.5, (ii) the provisions of Sections 4.20, 5.20, 7.5, 10.4, 10.5, 10.6 and 10.10, (iii) the obligations of the parties set forth in the Confidentiality Agreement referred to in Section 7.1 hereof (provided, however, that if this Agreement is terminated by the Company pursuant to Section 9.4(c), American General Corporation shall no longer be bound by any standstill provisions of the Confidentiality Agreement), and except that (iv) a party who is in material breach of its representations, warranties, covenants or agreements set forth in this

Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (b) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  Section 1. Survival of Representations, Warranties and Agreements. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Effective Time. This Section 10.1 shall not limit any covenant or agreement set forth in this Agreement, which covenants and agreements shall survive the Effective Time.

                  Section 2. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a)      If to American General Corporation or Merger Sub, to:

                           American General Corporation
                           2929 Allen Parkway
                           Houston, TX  77019
                           Telecopy:  (713) 831-1300
                           Attention:  Jon P. Newton, Esq.

                           With copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, NY  10022
                           Telecopy:  (212) 735-2000
                           Attention:  Morris J. Kramer, Esq.


                  (b)      If to the Company, to:

                           USLIFE Corporation
                           125 Maiden Lane
                           New York, NY  10038
                           Telecopy:  (212) 709-6410
                           Attention:  Wesley E. Forte, Esq.

                           with copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY  10022
                           Telecopy: (212) 909-6836
                           Attention:  Michael W. Blair, Esq.

                  Section 3. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 4. Entire Agreement; Assignment. This Agreement (including the Exhibits, Company Disclosure Letter, American General Corporation Disclosure Letter and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all of its rights and obligations hereunder to any direct wholly-owned subsidiary of American General Corporation which shall then be substituted for Merger Sub for all purposes hereof; provided, however, that no such assignment shall be made if such assignment would have a material adverse effect on the Company, the Company's shareholders or the likelihood that the transaction contemplated hereby would be consummated.

                  Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law, provided, that the laws of the respective states of incorporation of the parties hereto shall govern the respective internal rights and obligations of the parties and the effects of the Merger contemplated hereby.

                  Section 6. Expenses. (a) Except as provided in clause (b) and clause (c) of this Section 10.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus, as well as the filing fees relating to the Registration Statement and the HSR Act, will be shared equally by American General Corporation and the Company.

                  (b) In the event that (i) this Agreement is terminated by American General Corporation pursuant to Section 9.3(c), (ii) this Agreement is terminated by the Company pursuant to Section 9.4(c), or (iii) prior to the termination of this Agreement any person or entity shall have commenced a tender or exchange offer which would, if successful, result in the acquisition by such person or entity of twenty percent (20%) or more of the outstanding shares of Company Common Stock and such tender or exchange offer is completed not later than six (6) months following the termination of this Agreement, the Company shall promptly, but not later than two business days after the date of any such termination (or the date of completion of such tender or exchange offer, as the case may be), pay to American General Corporation in same day funds $48 million. The Company acknowledges that the agreements contained in this Section 10.6(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, American General Corporation would not enter into this Agreement.

                  (c) In the event that (i) an Acquisition Proposal (as defined in Section 7.2 but with respect to American General Corporation and the American General Corporation Subsidiaries) shall have been made known to American General Corporation or any of its subsidiaries or shall have been made known directly to the shareholders of American General Corporation or any person shall have publicly announced an intention (whether or not conditional) to make such Acquisition Proposal, (ii) the Board of Directors of American General Corporation shall have withdrawn or modified, or have proposed to withdraw or modify, in a manner adverse to the Company the approval or recommendation by such

Board of Directors of the issuance of American General Corporation Common Stock as Merger Consideration, or approved or recommended, or have proposed to approve or recommend, any such Acquisition Proposal and (iii) thereafter this Agreement is terminated by either the Company or American General Corporation pursuant to
Section 9.2(b), American General Corporation shall promptly, but not later than two business days after the date of any such termination, pay to the Company in same day funds $48 million. American General Corporation acknowledges that the agreements contained in this Section 10.6(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement.

                  Section 7. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 8. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the Agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  Section 9. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

                  Section 10. Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Except as provided in Sections 7.6, 7.9, 7.10, 7.14 and Exhibit D, nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 11. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 12. Definition of "knowledge" of the Company and of American General Corporation. As used herein, the term "knowledge of the Company" shall mean the actual knowledge of the officers of the Company and its subsidiaries set forth on Section 10.12 of the Company Disclosure Letter; and the term "knowledge of American General Corporation" shall mean the actual knowledge of any individual holding the title of "Senior Vice President" or higher of American General Corporation.

                  IN WITNESS WHEREOF, each of American General Corporation, Merger Sub and the Company has caused this Agreement to be executed as of the date first above written.

                                     AMERICAN GENERAL CORPORATION


                                     By:  /s/ Robert M. Devlin
                                          --------------------------------------
                                     Name: Robert M. Devlin
                                     Title: President & Chief Executive Officer

                                     TEXAS STARS CORPORATION


                                     By:  /s/ Robert M. Devlin
                                          --------------------------------------
                                     Name: Robert M. Devlin
                                     Title: President & Chief Executive Officer

                                     USLIFE CORPORATION


                                     By:  /s/ Gordon E. Crosby, Jr.
                                          --------------------------------------
                                     Name: Gordon E. Crosby, Jr.
                                     Title: Chairman of the Board

EXHIBIT A


                          CERTIFICATE OF INCORPORATION

                                       OF

                             TEXAS STARS CORPORATION

                    -----------------------------------------

                        Under Section 402 of the Business
                    Corporation Law of the State of New York
                   ------------------------------------------


                  The undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York do hereby certify:

                  (a) The name of the corporation shall be Texas Stars Corporation (hereinafter sometimes called the "Corporation").

                  (b) The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

                  It is hereby expressly provided that the foregoing shall not be held to limit or restrict in any manner the powers of this Corporation; and that this Corporation may do all and everything necessary, suitable and appropriate for the exercise of any of its general powers.

                  (c) The office of the Corporation in the State of New York shall be located in the County of New York.

                  (d) The aggregate number of shares which the Corporation shall have authority to issue is 100 shares of Common Stock, each share having a par value of one penny ($.01) The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

                  (e) The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process may in any action or proceeding against it be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon it is: 1633 Broadway, New York, New York 10019; Attention: C T Corporation System.

                  (f) The corporation designated C T Corporation System, 1633 Broadway, New York, New York 10019 as its registered agent upon whom process against it may be served within the State of New York.

                  (g) The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Business Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  (e) Any member of the Board of Directors may be removed, with or without cause, at any time prior to the expiration of his term by a majority vote of the outstanding shares.

                  (h) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

                  IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 10th day of February, 1997.



                                                  /s/ Catherine D. Ledyard
                                                  -------------------------
                                                  Catherine D. Ledyard
                                                  Sole Incorporator

                                                         Address
                                                         -------
                                         Skadden Arps, Slate,
                                         Meagher & Flom (Delaware)
                                         One Rodney Square
                                         Wilmington, DE  19801

EXHIBIT B

                                    * * * * *

                                  B Y - L A W S

                                    * * * * *

                                       OF

                             TEXAS STARS CORPORATION



                                    ARTICLE I

                                     OFFICES

                  Section 1. The office of the corporation shall be located in the County of New York.

                  Section 2. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF SHAREHOLDERS

                  Section 1. All meetings of shareholders for the election of directors shall be held in the City of New York, State of New York, at such place as may be fixed from time to time by the board of directors.

                  Section 2. Annual meetings of shareholders, commencing with the year 1997, shall be held on the 1st day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 9:00 A.M., at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

                  Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than 25% of all the shares entitled to vote at the meeting.

                  Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

                  Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

                  Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

                  Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.

                  Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the share holder or by his duly authorized attorney-in-fact.

                  Section 4. The board of directors in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                  Section 5. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                    ARTICLE V
                                    DIRECTORS

                  Section 1. The number of directors shall be two (2). Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

                  Section 2. Any or all of the directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose.

                  Section 3. Unless otherwise provided in the certificate of incorporation, newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board of directors, including vacancies caused by removal without cause, may be filled by the affirmative vote of a majority of the board of directors; however, if the number of directors then in office is less than a quorum, then such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. A director elected to fill a vacancy shall hold office until the next meeting of shareholders at which election of directors is the regular order of business, and until his successor shall have been elected and qualified. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

                  Section 4. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                  Section 5. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of New York, at such place or places as they may from time to time determine.

                  Section 6. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI
                        MEETING OF THE BOARD OF DIRECTORS

                  Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York.

                  Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

                  Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

                  Section 4. Special meetings of the board of directors may be called by the president on three (3) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

                  Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  Section 6. One of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 8. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE VII
                               EXECUTIVE COMMITTEE

                  Section 1. The board or directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII
                                     NOTICES

                  Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

                  Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX
                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

                  Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom needs to be a member of the board.

                  Any two or more offices may be held by the same person, except the offices of president and secretary. When all the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

                  Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                  Section 7. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

                  Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X
                             CERTIFICATES FOR SHARES

                  Section 1. The shares of the corporation shall be represented by certificates or shall be uncertified. Certificates shall be signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation and may be sealed with the seal of the corporation of a facsimile thereof.

                  When the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

                  Within a reasonable time after the issuance or transfer of any uncertificated shares there shall be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the New York Business Corporation Law.

                  Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

                  Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the corporation.

                  Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders.

Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.

                  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                  Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

                                   ARTICLE XI
                               GENERAL PROVISIONS

                  Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                  Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII
                                   AMENDMENTS

                  Section 1. These by-laws may be amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These by-laws may also be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with precise statement of the changes made. By-laws adopted by the board of directors may be amended or repealed by the shareholders.

EXHIBIT C-1


                       FORM OF COMPANY AFFILIATE AGREEMENT



                                                              February __ , 1997




American General Corporation
2929 Allen parkway
Houston, TX  77019

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of USLIFE Corporation, a New York corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases Nos. 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February , 1997 (the "Agreement"), by and among the Company, American
General Corporation, a Texas corporation ("American General Corporation"), and Texas Stars Corporation, a New York corporation and a wholly-owned subsidiary of American General Corporation ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

                  As a result of the Merger, I will receive shares of common stock, par value $.50 per share, of American General Corporation (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of July 27, 1989, between American General Corporation and Texas Commerce Bank, as Rights Agent, as amended by the First Amendment Rights Agreement, dated as of October 26, 1992, between American General Corporation and First Chicago Trust Company of New York, as Rights Agent, as such agreement may be amended from time to time, the "American General



                                     C-1-1

Corporation Stock"), in exchange for shares owned by me of common stock, par value $1.00 per share of the Company (the "Company Common Stock").

                  I represent, warrant, and covenant to American General Corporation that in the event I receive any American General Corporation Stock as a result of the Merger:

                  1. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the American General Corporation Stock to the extent I considered necessary, with my counsel or counsel for the Company.

                  2. I have been advised that the issuance of the American General Corporation Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the American General Corporation Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the American General Corporation Stock issued to me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to American General Corporation, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

                  3. I understand that American General Corporation is under no obligation to register the sale, transfer, or other disposition of the American General Corporation Stock by me or on my behalf under the Act.

                  4. I also understand that stop transfer instructions will be given to American General Corporation's transfer agent with respect to the American General Corporation Stock and that there will be placed on the certificates for the American General Corporation Stock issued to me, or any substitutions therefor, a legend stating in substance:




                                     C-1-2

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [ ] BETWEEN THE REGISTERED HOLDER HEREOF AND AMERICAN GENERAL CORPORATION A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF AMERICAN GENERAL CORPORATION."

                  5. I also understand that unless the transfer by me of my American General Corporation Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, American General Corporation reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  It is understood and agreed that the legends set forth in paragraphs 4 and 5 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or the Agreement, including sales under Rule 145(d). It is also understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the American General Corporation Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the American General Corporation Stock received in the Merger and the provisions of Rule 145(d)(3)



                                     C-1-3
are then available to the undersigned, or (iii) American General Corporation has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to American General Corporation, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                  The undersigned further represents to and covenants with American General Corporation as follows:

                  a. The undersigned has not sold, transferred or otherwise disposed of any shares of Company Common Stock held by it, and will not sell, transfer or otherwise dispose of such shares, at any time within thirty (30) days prior to the Effective Time. The undersigned agrees that the Company may issue stop transfer instructions to its transfer agent with respect to the undersigned's shares of Company Common Stock for so long as the undersigned is obligated not to sell, transfer, or otherwise dispose of its shares of Company Common Stock under this paragraph a.

                  b. The undersigned will not sell, transfer or otherwise dispose of any shares of American General Corporation Stock received by it in the Merger until after such time as results covering at least 30 days of combined operations of the Company and American General Corporation (or such shorter period as shall be determined by American General Corporation satisfies the requirements for pooling transactions) have been published by American General Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                  This Letter Agreement will terminate and will be of no further force or effect upon any termination of the Merger Agreement before the Effective Time.



                                     C-1-4

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                     Very truly yours,


Accepted this       day of
February, 1997

AMERICAN GENERAL CORPORATION


By: _______________________
Name:
Title:



                                     C-1-5

EXHIBIT C-2


                      FORM OF AMERICAN GENERAL CORPORATION
                               AFFILIATE AGREEMENT



                                                               February __, 1997


American General Corporation
2929 Allen Parkway
Houston, TX  77019

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of American General Corporation, a Texas corporation ("American General Corporation"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases Nos. 130 and 135, an amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February , 1997 (the "Agreement"), by and among USLIFE Corporation, a New York corporation (the "Company"), American General Corporation and Texas Stars Corporation, a New York corporation and a wholly-owned subsidiary of American General Corporation ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

                  The undersigned is the owner of _____ shares of common stock, par value $.50 per share of American General Corporation (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of July 27, 1989, between American General Corporation and Texas Commerce Bank, as Rights Agent, as amended by the First Amendment Rights Agreement, dated as of October 26, 1992, between American General Corporation and First Chicago Trust Company of New York, as Rights Agent, as such agreement may be amended from time to time, the "American General Corporation Stock").





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
                  The undersigned represents to and covenants with American General Corporation as follows:

                  a. The undersigned has not sold, transferred or otherwise disposed of any shares of American General Corporation Stock held by it, and will not sell, transfer or otherwise dispose of such shares, at any time within thirty (30) days prior to the Effective Time. The undersigned agrees that American General Corporation may issue stop transfer instructions to its transfer agent with respect to the undersigned's shares of American General Corporation Stock for so long as the undersigned is obligated not to sell, transfer, or otherwise dispose of its shares of American General Corporation Stock under this paragraph a.

                  b. The undersigned will not sell, transfer or otherwise dispose of any shares of American General Corporation Stock until after such time as results covering at least 30 days of combined operations of the Company and American General Corporation (or such shorter period as shall be determined by American General Corporation satisfies the requirements for pooling transactions) have been published by American General Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                  This Letter Agreement will terminate and will be of no further force or effect upon any termination of the Merger Agreement before the Effective Time.





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
                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of American General Corporation as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                     Very truly yours,

Accepted this       day of
February, 1997

AMERICAN GENERAL CORPORATION


By: _______________________
Name:
Title:





                                     C-2-3

EXHIBIT D



                            Employee Benefits Matters

                  1. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement and Plan of Merger dated as of February 12, 1997, by and among American General Corporation, Texas Stars Corporation and USLIFE Corporation.

                  2. From and after the Effective Time, American General Corporation shall, or shall cause the Company, to honor and be bound by the terms and conditions of each employee or executive benefit plan, program or agreement sponsored or maintained by the Company or to which the Company is party (a "Company Benefit Arrangement") and to administer and interpret any such Company Benefit Arrangement in accordance with the practices of the Company as in effect prior to the Effective Time. Nothing in the immediately preceding sentence shall be construed to limit the right of American General Corporation or the Company, as the case may be, following the Effective Time to amend, modify or terminate any such Company Benefit Arrangement pursuant to the terms and conditions thereof as in effect immediately prior to the Effective Time, provided that (a) no such amendment, modification or termination shall reduce any of the benefits or compensation payable thereunder which are accrued as of the Effective Time (or as of the date of such action, whichever is greater) and
(b) in no event shall the severance and/or other termination benefits payable to any employee whose employment terminates prior to the first anniversary of the Effective Time be less than the amount that would have been payable to such employee under the terms of any and all such Company Benefit Arrangements as in effect immediately prior to such amendment, modification or termination.

                  3. Without limiting the generality of the foregoing, from and after the Effective Time, American General Corporation shall, or shall cause the Company and its subsidiaries to, make available to each person who is an employee of the Company and its subsidiaries at the Effective Time (the "Company Employees") employee benefit plans and programs which are either (a) the same as are made available to the employees of American General Corporation, on terms and conditions which are no less favorable to the Company Employees than the terms and conditions generally applicable to the employees of American General Corporation or (b) no less favorable to the Company Employees than the terms and conditions of the Company Benefit Arrangements in which they were participating immediately prior to the

Effective Time. To the extent service is a factor in determining eligibility for and vesting in the benefits provided thereunder (including, without limitation eligibility for any early retirement benefits and similar benefit subsidies), the plans and programs in which each Company Employee participates after the Effective Time in accordance with the preceding sentence shall recognize service with the Company and its subsidiaries (as taken into account for purposes of administering the corresponding Company Benefit Arrangement immediately prior to the Effective Time and as enhanced upon the Effective Time under the terms and conditions of any such Company benefit Arrangement) as service with American General Corporation (i) for purposes of determining each such Company Employee's eligibility to participate in, and vest in the benefits provided under, such plan or program and (ii) for purposes of determining the benefits accrued under such plan or program to the extent required by applicable law. Notwithstanding the foregoing, in no event shall any employee receive duplicate benefits with respect to any period of prior service. To the extent any welfare benefit plan in which any Company Employee participates after the Effective Time (x) imposes any pre-existing condition limitation, such condition shall be waived or (y) has a deductible or requires a co-payment by the Company Employee that is subject to a maximum out-of-pocket limitation, there shall be credited against any such deductible or limitation any costs incurred by such Company Employee during the comparable period under the terms of the corresponding Company Benefit Arrangement prior to the Effective Time.

                  4. For the avoidance of doubt, American General Corporation agrees and acknowledges that upon the Effective Time a "change of control" shall have occurred under the terms and conditions of any Company Benefit Arrangement.

                  5. At the Effective Time, each option to purchase Company Common Stock ("Company Stock Options") which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase American General Corporation Shares (a "Substituted Option") in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Option Plans:

         a. The number of American General Corporation Shares to be subject to the Substituted Option shall be equal to the product of the number of Shares subject to the corresponding Company Stock Option and the Exchange Ratio, provided that any fractional American General Corporation Shares resulting from such multiplication shall be rounded down to the nearest share and, except with respect to any options which are intended to qualify as "incentive stock options" (as defined in

                  Section 422 of the Code ("ISOs")), American General Corporation shall pay an amount in cash to the holder of such Company Stock Option equal to the product of such fractional interest multiplied by the Average American General Price; and

         b. The exercise price per American General Corporation Share under the Substituted Option shall be equal to the aggregate exercise price of the corresponding Employee Stock Option divided by the total number of full American General Corporation Shares subject to the Substituted Option (as determined under paragraph 1 immediately above), provided that such exercise price shall be rounded up to the nearest cent.

         The adjustment provided herein with respect to any ISOs shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code. To the extent required by law, the duration and other terms of the Substituted Option shall be the same as that of the corresponding Company Stock Option, except to the extent that the holder of such option shall have waived the "reload" feature associated with such option, and except that all references to the Company shall be deemed to be references to American General Corporation. American General Corporation shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement for purposes of registering all American General Corporation Shares issuable after the Effective Time upon exercise of the Company Stock Options, which shall be effective at the Effective Time, and shall comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time.

                  6. American General Corporation will adopt a procedure, in consultation with the Company, whereby employees and directors of the Company shall each have the right to exercise Substituted Options immediately upon the occurrence of, and at any time following, the Effective Time, including without limitation, through the use of the American General Corporation Shares to be received in connection with the Merger, by delivering written notice (including prior to the Effective Time) to a person designated by American General Corporation at least 10 business days prior to the Effective Time. American General Corporation will allow Substitute Options to be exercised by the same means and methods as were permitted by the Company prior to the Effective Time and by such other methods of exercise as are available to employees of American General Corporation and its subsidiaries.

                  7. American General Corporation will take such action as shall be necessary to cause each holder of a Substituted Option at the Effective Time to have the right to exercise such Substituted Option for a period of not less than 60 days following the Effective Time (the "Minimum Exercise Period"), it being understood that continued employment of any employee holding such a Substituted Option during the Minimum Exercise Period will satisfy this requirement without any further action on the part of American General Corporation and that the termination of any such holder's service with the Company shall not shorten the Minimum Exercise Period. In the case of any individual who enters into an agreement with American General Corporation or with any other person at the request of American General Corporation which limits the ability of such individual to sell American General Corporation Shares until a date which is after the Effective Time (e.g., until after the first publication of combined financial results of American General Corporation and the Company), the Minimum Exercise Period shall not be less than 30 days following the expiration of the period during which such individual is so limited.